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                                                                    Exhibit 10.2

                    AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                           AND COVENANT NOT TO COMPETE

     THIS AGREEMENT is made as of the 1st day of September, 2007, by and between BEACON RESPIRATORY SERVICES OF COLORADO, INC., a Delaware corporation (the "Seller"), an address of which is c/o Arcadia Resources, Inc., 26777 Central Park Blvd., Southfield, MI 48706, and ALLCARE, INC., a Colorado corporation (the "Buyer"), an address of which is c/o Aerocare Holdings, Inc., 3325 Bartlett Blvd., Orlando, Florida 32811.

                                   WITNESSETH:

     WHEREAS, the Seller operates a durable medical equipment and respiratory therapy business in the State of Colorado (all of the business lines of the Seller are collectively herein referred to as the "Business"); and

     WHEREAS, the Buyer desires to purchase from the Seller substantially all of the assets of the Business (together as herein described and described in Section 1 sometimes referred to as the "Assets"), including but not limited to all personal property, inventory and fixed assets, motor vehicles, contracts, franchise agreements, machinery and equipment (including leased equipment under any operating leases specifically assumed herein by the Buyer), office equipment, computer equipment and software, and furniture, furnishings and fixtures, plus all of the Seller's rights in: (a) all of the intangible assets of the Business listed on the Schedule of Intangible Assets and Telephone Numbers attached hereto as EXHIBIT 1-C1; (b) the telephone numbers listed on the Schedule of Intangible Assets and Telephone Numbers attached hereto as EXHIBIT 1-C1; (c) the Patients' List of the Business with information current at least through July 31, 2007 (the "Patients' List of the Business") attached hereto as
EXHIBIT 1-C2; (d) all of the Seller's prepaid assets and non-bank deposits; (e) the "Included Revenues" of the Business as defined below; and (f) all other assets of any kind utilized by Seller in the Business, whether in existence as of the Closing Date or acquired or on hand at any time thereafter, including but not limited to all other assets owned by Seller, and any other assets disclosed in Seller's Financial Statements. Expressly excluded from the Assets (collectively, the "Excluded Assets") are accounts receivable of the Business representing billing for sales up to but not after August 31, 2007, billing for rental patients up to but not after August 16, 2007 and billing for new rental setups up to but not after August 16, 2007, the cash and bank deposits of the Business, and any other assets which the Buyer and Seller deem to be "Excluded Assets" by the inclusion of such assets on the Schedule of Excluded Assets attached hereto as EXHIBIT 1-C3. Buyer also desires to purchase from the Seller, and the Seller desires to sell to Buyer, that certain covenant not to compete as described elsewhere in this Agreement (the "Covenant Not to Compete").

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:


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     1. Sale of Assets and Covenant Not to Compete. The Seller shall as of the
Closing Date referred to below, sell, assign and transfer to the Buyer all of the Seller's Assets, including but not limited to:

          a. Inventory and Fixed Assets. All of the Seller's rights, title and interest in the inventory and fixed assets of the Business, including but not limited to those set forth on the Schedule of Inventory and Fixed Assets attached hereto as EXHIBIT 1-A;

          b. Motor Vehicles. All of the Seller's rights, title and interest in the motor vehicles of the Business, including but not limited to those set forth on the Schedule of Motor Vehicles attached hereto as EXHIBIT 1-B;

          c. Other Assets. All of the Seller's rights, title and interest in all contracts, franchise agreements, machinery and equipment (including leased equipment under any operating leases specifically assumed herein by the Buyer), office equipment, computer equipment and software, and furniture, furnishings and fixtures of the Business, plus all of the Seller's rights in: (a) all of the intangible assets of the Business listed on the Schedule of Intangible Assets and Telephone Numbers attached hereto as EXHIBIT 1-C1; (b) the telephone numbers listed on the Schedule of Intangible Assets and Telephone Numbers attached hereto as EXHIBIT 1-C1; (c) the Patients' List of the Business attached hereto as EXHIBIT 1-C2; (d) all of the Seller's prepaid assets and non-bank deposits;
(e) any and all revenues of the Business resulting from: (1) sales of the Business after August 31, 2007, (2) billings pertaining to rental patients after August 16, 2007, and (3) billings pertaining to new rental setups after August 16, 2007 (collectively, the "Included Revenues"), and (f) all other assets of any kind utilized by Seller in the Business, whether in existence as of the Closing Date or acquired or on hand at any time thereafter, including but not limited to all other assets owned by Seller, and any other assets disclosed in Seller's Financial Statements. The Excluded Assets listed on the Schedule of Excluded Assets attached hereto as Exhibit 1-C3 are not being sold by this Agreement. In the event any person or entity asserts a claim that any Assets purchased by Buyer hereunder are not owned by Seller, Seller shall be solely responsible for satisfying such claim by use of the proceeds of the Purchase Price for that purpose; and

          d. Covenant Not to Compete. Grant to Buyer, the Covenant Not to
Compete.

     2. Purchase Price Provisions.

          a. Purchase Price. The purchase price for the Assets and the Covenant Not to Compete (the "Purchase Price") shall be One Million Two Hundred Thousand Dollars ($1,200,000), less Forty-Eight Thousand Dollars ($48,000) ), representing the amount owed by the Seller to Steven Richards & Associates, Inc. on the Closing Date (the "SRA Commission Obligation"), which amount shall be paid by Buyer to Steven Richards & Associates, Inc. by wired funds delivered to Steven Richards & Associates, Inc. on the Closing Date (or on the next banking day following the Closing Date if all documents contemplated to be executed at Closing were fully executed after 12:01 p.m., E.D.T. on the Closing Date). The SRA Commission Obligation to be paid on the Closing Date does not include any commission payable by Seller to Steven Richards & Associates, Inc. after the Closing Date. The net Purchase Price shall be payable pursuant to Section 2.b hereof. Seller represents and warrants that no payoff is required to be made at Closing with respect to Seller's obligations for assumed leases and other


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

obligations for the reason that the amount of such obligations as of the Closing Date is Zero Dollars ($-0-) as more specifically described on the Schedule of Assumed Leases and Other Obligations attached hereto as EXHIBIT 2-A1.

The Purchase Price shall be allocated among the Assets and the Covenant Not to Compete on a post-Closing basis with the agreed upon allocation set forth on an Allocation Schedule to be attached hereto as EXHIBIT 2-A2. The Buyer and Seller shall jointly prepare and agree to an allocation of the Purchase Price no later than by September 30, 2007.

          b. Method of Payment. The net Purchase Price will be paid by Buyer to Seller on the Closing Date (or on the next banking day following the Closing Date if all documents contemplated to be executed at Closing were fully executed after 12:01 p.m., E.D.T., on the Closing Date) by wired funds to Seller's designated account number as set forth on the Schedule of Wire Instructions attached hereto as EXHIBIT 2-B.

          c. Indemnity Against Creditors Claims; Limited Assumption of Liabilities. Seller warrants and represents to Buyer that this Agreement is not subject to any bulk sales requirements, and Seller shall indemnify Buyer against all costs and expenses in the event Buyer is required to pay any claim, debt or demand of or against Seller relating thereto. The Seller represents that, as of the Closing Date, there are no liens, encumbrances or security interests on any of the Assets. Notwithstanding anything contained in this Agreement to the contrary, the Buyer expressly states that it is assuming no existing liabilities or obligations of any kind in connection with its purchase of the Assets except for the obligations of Seller after August 31, 2007 under that certain Business Lease dated February 21, 2005 (pertaining to the building space having a street address of 955 East 58th Avenue, Unit O, Denver, Colorado 80216), between the Seller and Ogden North Enterprises, LLC (the "Denver Landlord"), a copy of which is attached hereto as part of EXHIBIT 2-C, with such assumption contingent upon the execution by the Seller of that certain related Assignment of Lease dated as of September 1, 2007, and the execution by the Denver Landlord of that certain related Landlord's Consent.

     3. Effective Date; Closing Date. The effective date for the transactions contemplated under this Agreement will be 12:01 a.m. on September 1, 2007 (the "Effective Date"). The date upon which this Agreement and the other documents contemplated hereby are to be executed by the parties hereto or thereto is hereinafter referred to as the "Closing" or "Closing Date." Closing shall take place at such time and place or in such a manner as may be agreed upon by the parties. Buyer shall be entitled to the Included Revenues and to all other revenues generated by the Assets on and after the Effective Date.

     4. Instruments of Conveyance and Transfer. At the Closing:

          a. The Seller will deliver to the Buyer on the Closing Date, such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets, such documents to contain full warranties of title, and which documents shall be effective to vest in the Buyer good, absolute, and marketable title to the Assets of the Business being transferred to the Buyer by Seller, free and clear of all liens, charges, encumbrances and restrictions of any kind.


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

          b. Simultaneously with such delivery, the Seller will take all steps as may be requisite to put the Buyer in actual possession, operation and control of the Assets to be transferred hereunder.

     5. Sales and Transfer Taxes Fees. All applicable sales, transfer, use, filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets of the Business to be conveyed and transferred as provided herein, whether levied on the Seller or the Buyer, shall be borne by the Buyer, and the Buyer indemnifies the Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

     6. Certain Seller Covenants Through the Closing Date; Certifications of Seller at Closing.

          a. Certain Seller Covenants Through the Closing Date. From July 31, 2007 until the Closing Date, the Seller: (i) used Seller's best efforts to conduct the Business in a reasonable and prudent manner in accordance with past practices; (ii) did not engage in any transactions out of the ordinary course of business; (iii) used Seller's best efforts to preserve the existing business organization of the Seller and the Seller's relations with its employees, customers, franchisors, suppliers and others with whom it has a business relationship; (iv) used Seller's best efforts to preserve and protect the Seller's Assets; (v) did not sell, encumber or dispose of any of Seller's assets, except such as are retired or replaced in the ordinary course of business; (vi) conducted Seller's business in compliance with all applicable laws and regulations; (vii) did not make any distributions to any of the shareholders or unit holders of the Seller, or make either interest or principal payments on shareholder, unit holder or related party notes or loans, or make any other withdraws other than in the ordinary course of business, unless disclosed to and approved in writing by the Buyer; (viii) did not pay any bonuses or make any salary or wage increases to employees of the Seller, unless disclosed to and approved by the Buyer; and (ix) took no actions which might be adverse to the interests of the Seller, the Buyer, or the Business.

          b. Certifications of Seller At Closing. The Seller hereby certifies that, during the period from July 31, 2007 through the Closing Date:

               i. There has been no material deterioration or other material adverse effect to the Assets being acquired or operating results of Seller and there has been no material adverse change in the financial affairs of Seller which has not been disclosed to the Buyer in writing prior to the Closing Date and that none is anticipated subsequent to the Closing Date.

               ii. Seller has all permits, licenses, consents, certificates and approvals required by all federal, state and local governmental agencies to operate its businesses and to use its assets for the intended purposes of such assets.

               iii. Except as disclosed in the exhibits hereto, there are no management, service, supply, maintenance or other contracts or


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                    agreements which are applicable to or affect the assets of the Seller or the operation of the Business.

     7. Representations and Warranties by Seller. The Seller represents and warrants to Buyer that each of the following representations and warranties is true and correct as of the Effective Date and again as of the Closing Date, and are made with the full understanding that such representations and warranties constitute a material inducement to Buyer to enter into the transactions contemplated hereby:

          a. Organization of Seller; Qualification; Power and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on its business as presently conducted, and is registered or qualified to do business in all jurisdictions where the nature of its business requires such registration or qualification, except where failure to be so qualified could not have a material adverse affect on the Business, the Assets or its results of operations, prospects or conditions (financial or otherwise). The Seller is not in default under any provisions of its Articles of Incorporation, as amended, or its By-laws, as amended. The Seller has no subsidiaries and has no direct or indirect equity interest in any other firm, corporation, company or business enterprise. Marvin R. Richardson is the President and a Director of the Seller. Lynn K. Fetterman is the Secretary/Treasurer and a Director of the Seller. Arcadia Products, Inc., a Delaware corporation, is the sole stockholder of the Seller and is the holder of all of the equity ownership interest in the Seller. Arcadia Resources, Inc., a Nevada corporation, is the ultimate parent corporation of Arcadia Products, Inc.

          b. Corporate Acts and Proceedings; Valid and Binding Obligations. The sale and transfer of the Assets by the Seller, as provided for in this Agreement, have been approved and consented to by the Board of Directors of the Seller, and all actions required by any applicable law by the stockholders of the Seller, if any, with regard to such sale or transfer of the Assets by Seller, have been appropriately authorized and accomplished. This Agreement and all other agreements contemplated hereby have been duly and validly executed and delivered by Seller and, assuming this Agreement and the agreements contemplated hereby constitute the valid and binding obligation of Buyer, will constitute valid and binding obligations of Seller enforceable against Seller in accordance with each agreement's terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          c. Related Party Obligations; Certain Distributions.

               i. Except as set forth in the Schedule of Related Party Obligations and Certain Distributions attached hereto as EXHIBIT 7-C, there are no outstanding or unpaid loans or other obligations to or from stockholders, members, unit holders, directors, officers, managers or any other affiliate or related entity, except for compensation paid by the Seller to employees in the ordinary course of business.


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

               ii. Except as set forth in the Schedule of Related Party Obligations and Certain Distributions attached hereto as EXHIBIT 7-C, the Seller has not made any payments, dividends or other distributions to any stockholders, members, unit holders, directors, officers, managers or any other affiliate or related entity between July 31, 2007 and the Closing Date.

          d. Financial Statements. Seller has furnished Buyer with balance sheets of the Seller (collectively, the "Balance Sheets") dated December 31, 2006, January 31, 2007, February 28, 2007, March 31, 2007, April 30, 2007, May
31, 2007, June 30, 2007 and July 31, 2007 (the July 31, 2007 date is sometimes herein referred to as the "Last Balance Sheet Date"), and the related statements of income for the Seller (collectively, the "Income Statements") for the periods ended December 31, 2006, January 31, 2007, February 28, 2007, March 31, 2007, April 30, 2007, May 31, 2007, June 30, 2007 and July 31, 2007, copies of which are attached hereto as EXHIBIT 7-D (the Balance Sheets and Income Statements are collectively referred to herein as the "Financial Statements"). The Financial
Statements: (i) are in accordance with the books and records of the Seller; (ii) fairly represent the financial condition of the Seller at such date and the results of its operations for the periods specified; (iii) were prepared on a basis consistent with prior accounting periods; (iv) with respect to all contracts and commitments of the Seller, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to the Balance Sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Seller at the Last Balance Sheet Date and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on the Balance Sheets, shall be considered to be disclosed pursuant to this subsection, if disclosed on an Exhibit to this Agreement. The Seller covenants and agrees to deliver to Buyer, post-Closing, the balance sheet of the Seller and the related statement of income for the month ended August 31, 2007, promptly following completion of such financial statements by Seller but in no event later than September 30, 2007.

          e. Existing Obligations. All of the debts, liabilities and obligations of the Seller are listed on the Schedule of Liabilities attached hereto as
EXHIBIT 7-E and such schedule accurately reflects all of the Seller's "Existing Obligations" (as hereinafter defined) as of the Closing Date. The term "Existing Obligations" shall mean and refer to all of the Seller's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Closing Date, including but not limited to any and all accounts payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. The Seller warrants and represents that the aggregate amount of the Existing Obligations is not in excess of Zero Dollars ($-0-) as of the Closing Date. The Seller acknowledges that the purchase price for the Assets is based on the accuracy of Seller's representations and warranties contained in this Agreement, including but not limited to the Seller's representations and warranties contained in this subsection. Seller shall continue to be liable for all Existing Obligations and shall pay in full, no later than the Closing Date, any and all Existing Liabilities including any Existing Obligations which encumber any of the Assets. Promptly upon payment of any Existing Obligations which encumber any of the Assets, Seller shall obtain and cause to be filed of public record, all releases and terminations necessary to extinguish all liens of record encumbering the Assets.

          f. Undisclosed Liabilities. The Seller has no debt, liability or obligation of any kind (and, to the knowledge of Seller, there are no facts in existence as of the Closing Date


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that could reasonably be expected to result in any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Seller that would give rise to any debt, liability or obligation), whether accrued, absolute, contingent or otherwise, including, without limitation any liability or obligation on account of taxes or any governmental charge or penalty, interest or fine, except liabilities incurred after July 31, 2007 in the ordinary course of business that did not, individually or in the aggregate, have a material adverse effect on the Business, assets, results of operations, prospects or condition (financial or otherwise) of the Seller as of the Closing Date.

          g. Present Status. Except as disclosed on the Schedule of Exempted Transactions attached hereto as EXHIBIT 7-G, since July 31, 2007, the Seller has not made any expenditures nor incurred any obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to any of the stockholders of Seller or purchased or redeemed any of its common capital stock or ownership units or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets, except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

          h. Tax Returns and Audits. The Seller has duly filed all Federal, State and local tax returns required to be filed by, or with respect to, the Seller, and has paid the taxes for all periods covered by such returns. The Seller has not been delinquent in the payment of any tax, assessment or governmental charge. The Seller has not had, and, to the knowledge of the Seller, there are no facts in existence as of the Closing Date that could reasonably be expected to result in, any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax. The Seller's Federal and State tax returns have never been audited by the Internal Revenue Service or the Department of Revenue of the State of Colorado. Copies of the Seller's Federal Income tax return for the periods ending March 31, 2005 and March 31, 2006, are attached hereto as EXHIBIT 7-H. The Seller is not a party to any tax sharing agreements with any other affiliates. The Seller covenants and agrees to deliver to Buyer, post-Closing, the Seller's Federal Income tax return for the twelve (12) month tax period ending March 31, 2007, promptly after the same is filed with the Internal Revenue Service.

          i. Litigation. Except as disclosed on the Schedule of Litigation and Other Legal Proceedings attached hereto as EXHIBIT 7-I, there are no legal actions, suits, arbitrations, or other legal, administrative, or other governmental proceedings pending or, to the knowledge of Seller, threatened against the Seller, which, if adversely determined, could reasonably be expected to, individually or in the aggregate, materially impair the right of the Seller to carry on the Business substantially as now being conducted or would result in a material adverse effect on the business, assets, results of operations, prospects or conditions (financial or otherwise) of the Seller, and Seller is not aware of any facts or circumstances which to the knowledge of Seller may (with or without notice or lapse of time) reasonably give rise to, serve as a basis for or result in any such action, suit, claim, arbitration, or other proceedings against or involving the Seller.

          j. Compliance With Articles, Bylaws and Other Instruments and Laws; Noncontravention. The Seller is not in violation of any provisions of, nor will the performance


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of this Agreement by the Seller violate, its Articles of Incorporation, as amended, its Bylaws, as amended, or any indebtedness, mortgage, contract, lease or other agreement or commitment. The business and operation of the Seller have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Seller or its properties, assets, businesses or prospects. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) to the knowledge of the Seller, violate any constitution, statute, regulation or rule, (ii) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of the Assets are subject (or result in the imposition of any lien or encumbrance upon any of the Assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement. The Seller is in full compliance, in all material respects, with all applicable environmental laws governing the Seller and the Business.

          k. Title to Property and Assets. The Seller has good, absolute and record title to, or a valid leasehold interest in, the Assets being sold by the applicable Seller (including but not limited to all property and assets of the Seller used by the Seller in the Business, located on its premises, shown on the Last Balance Sheet or acquired through the Closing Date), free and clear of all liens, charges, claims and encumbrances. The Assets of the Seller on the Closing Date shall not be required to include cash, bank deposits, certain accounts receivable and other items more particularly described on the Schedule of Excluded Assets attached hereto as EXHIBIT 1-C3 hereof.

          l. Asset Condition and Quality. The Assets are free of defects and, with respect to any Assets which are mechanical in nature, are in good working order, condition and repair, except for ordinary wear and tear. All of the Assets on the Closing Date shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

          m. Contracts. The Schedule of Contracts attached hereto as EXHIBIT 7-M sets forth a true and complete list of all contracts, agreements and commitments (whether written or oral) to which the Seller is, directly or indirectly, a party (in its own name or as a successor in interest), or by which the Seller or any of its properties or assets is otherwise bound, including any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, stockholder agreements, employment agreements (collectively, the "Contracts"). Neither the Seller nor, to the knowledge of Seller, any other party to any of the Contracts (i) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the Contracts, or (ii) has waived any right it may have under any of the Contracts, the waiver of which would have a material adverse effect on the business, assets, results of operations, prospects or condition (financial or otherwise) of the Seller. All of the Contracts (i) constitute the legal, valid, binding and enforceable obligations of the Seller, and, to the knowledge of Seller, of the other parties thereto, enforceable against the Seller and, to the knowledge of Seller, such other parties in accordance with their respective terms, (ii) do not require


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

any third party consents in anticipation of the execution this Agreement and the consummation of the transactions contemplated hereby and (iii) will not be terminated or otherwise modified, solely as a result of the consummation of the transactions contemplated hereby.

          n. Leases and Insurance Policies.

               i. The Schedule of Leases and Insurance Policies attached hereto as EXHIBIT 7-N and by this reference made as part hereof, sets forth all leases and insurance policies executed by or issued for the benefit of the Seller. The Seller has delivered to the Buyer:

                    A. The originals of all leases, with amendments, to which the Seller is a party; and

                    B. The originals of all fire and other casualty and liability policies (including product liability) of the Seller in effect at the date of this Agreement (the "Insurance Policies"). All Insurance Policies are in full force and effect as of the Closing Date and are in amounts and against such losses and risks as are described in such Insurance Policies. Seller shall assist Buyer in transferring the coverage of the Insurance Policies to Buyer for Buyer's benefit (and at Buyer's expense with respect to premiums due after the Closing
          Date) until such time as Buyer can replace the Insurance Policies with coverage obtained by Buyer. All inventories, buildings and fixed assets owned or leased by Seller are and will be adequately insured against fire and other casualty through the Closing Date.

               ii. The Seller represents and warrants that the Seller is not in default in the performance of any of its respective obligations under any leases, that no lease is encumbered by any prior transfer, assignment, or any other encumbrance by Seller, and that the Seller has the full and lawful authority to transfer its interest in and obligations under the leases to the Buyer.

          o. Intellectual Property. The Seller owns, possesses and has good title to all trademarks, service marks, service names, patents and licenses necessary in the conduct of the Business, and all trademarks, service marks, service names, patents and licenses of the Business are included in the Assets being transferred to Buyer pursuant to this Agreement.

          p. Records. The Seller shall deliver on the next business day after the Closing, such books and records as are necessary for the Buyer to operate the Assets and to carry on the Business.

          q. Inventory and Fixed Assets; Motor Vehicles. The information contained on the Schedule of Inventory and Fixed Assets, attached hereto as
EXHIBIT 1-A, and on the Schedule of Motor Vehicles, attached hereto as EXHIBIT 1-B, is accurate and complete.

          r. Patient's List. The Patients' List of the Business attached hereto as EXHIBIT 1-C2 accurately and completely lists all of the patients of the Seller. Seller shall deliver on the next business day after Closing (or on the day of Closing if reasonably practicable): (i) all


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

patient documents, correspondence and charts; (ii) all information necessary to properly invoice all services to, to collect any amounts owed from and to provide services to, such patients; and (iii) all certificates of medical necessity pertaining to such patients. All patients of the Seller who have received pharmacy products or services from any entity related in any way to Arcadia Resources, Inc., including but not limited to SSAC, LLC d/b/a Arcadia RX, a Florida limited liability company ("Arcadia RX") with pharmacy business operations in the State of Kentucky, are included and listed on the Patients' List of the Business, and Seller and each such entity providing pharmacy products and services has delivered to Buyer not later than the Closing Date, all information necessary to properly invoice all pharmacy products and services to, to collect any amounts owed from and to provide pharmacy products and services to, such patients, including but not limited to original prescriptions (to the extent permitted by applicable law), valid transfers of the remaining refills of all active prescriptions for such patients, and copies of the original physician orders and statements of medical necessity pertaining to such patients; however, Seller recommends that Buyer obtain new valid physician orders for those prescriptions filled prior to the Closing Date, and in the event Buyer takes action to obtain such new valid physician orders, the Seller and Arcadia RX (in its Non-Competition and Non-Solicitation Agreement) agree to reasonably assist Buyer in the effort. Seller agrees not to process any prescriptions for any such patients on and after the Closing Date.

          s. Personnel; Payrates; Employment and Non-Compete Agreements; and Employee Benefits

               i. The information contained on the Schedule of Personnel, Payrates and Employment and Non-Compete Agreements, attached hereto as
     EXHIBIT 7-S1, is accurate and complete, and sets forth a list of all employees of the Seller, the current salary level of each, whether each such listed employee has in place any employment agreement and whether each such listed employee has in place any non-compete and/or non-solicitation agreements. There is not pending or, to the knowledge of Seller, threatened, nor are there any facts in existence as of the Closing Date that could reasonably be expected to result in, any legal actions, suits, arbitrations or other legal, administrative or other governmental proceedings by any employee against the Seller, which, if adversely determined, could reasonably be expected to, individually or in the aggregate, materially impair the right of the Seller to carry on the Business substantially as now being conducted or would result in a material adverse effect on the business, assets, results of operations, prospects or conditions (financial or otherwise) of the Seller.

               ii. The information contained on the Schedule of Certain Retirement and Other Benefits, attached hereto as EXHIBIT 7-S2, is accurate and complete, and sets forth a description of any plans providing pensions, profit-sharing, insurance benefits or any other similar type of fringe benefits to which the Seller is a party or committed either orally, in writing or by law, or to which provide any benefit to the Seller or the Seller's employees, including all employee benefit plans ("Employee Benefit Plans"), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), established by the Seller or to which the Seller contributes or is or has been required to contribute. The Seller has never maintained any plan or arrangement for providing medical or non-pension benefits to terminated or retired employees or their dependents. The Employee Benefit Plans and the related trusts comply and have complied in all material respects with the provisions of ERISA and all other applicable laws, rules and regulations, and all necessary governmental approvals for the Employee Benefit Plans have been obtained, including, without limitation, qualification of the Employee Benefit Plans under the Internal Revenue Code of 1986, as amended. The Employee Benefit Plans have been administered to date in compliance with the requirements of ERISA. True and complete copies of all reports or other documents filed with the Internal Revenue Service or the Department of Labor with respect to the Employee Benefit Plans have been delivered by the Seller to Buyer. Since December 31, 1974, no fiduciary of the Employee Benefit Plans has engaged in any "prohibited transaction" (as defined in ERISA), no "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to the Employee Benefit Plans and there is no unfunded vested liability with respect to the Employee Benefits Plans. The Seller (and any entity within the same group of trades or businesses under common control, within the meaning of ERISA Section 4001(b)(1), as the Seller) does not have and has not had a material liability under Title IV of ERISA, which has not been paid in full.

          t. Real Estate. The building occupied by the Business in Denver, Colorado (the "Leased Premises"), and the use thereof for the Seller's Business, comply in all material respects with all applicable Federal, state and local laws, ordinances and regulations, including, without limitation, building and zoning laws and OSHA regulations, and neither the Seller nor any stockholder, director, officer or employee of Seller has received any notice from any governmental authority or any insurance rating bureau that the Leased Premises or the use thereof for the Seller's business do not so conform. All rent and other charges owed by the Seller with respect to the Leased Premises for all periods prior to the Closing Date have been paid in full.

          u. Environmental Matters. To the knowledge of Seller, the real property on which the Leased Premises are located (including surface water, groundwater, and any existing improvements) do not contain any asbestos, material amounts of waste or debris, or contamination in excess of permissible levels under applicable law, including, without limitation: (i) any 'hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and (iii) any substance the presence of which is prohibited or regulated by any federal, state or local law, ruling, rule or regulation similar or dissimilar to those set forth in this Section 7.u, other than such products as are used in the Business in the ordinary course thereof.

          v. Brokers. Seller and Buyer agree that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between Buyer and Seller without the intervention or assistance of any party (other than to provide accounting or legal counsel), except for Steven Richards & Associates, Inc. No party to this Agreement, nor any third party, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby, except for the SRA Commission Obligation due Steven Richards & Associates, Inc. Seller authorizes Buyer to deliver to Steven Richards & Associates, Inc., via a wire transfer pursuant to wire transaction instructions delivered to Buyer by Steven Richards & Associates, Inc., the amount of the SRA Commission Obligation, which payment is to be deducted from the Purchase Price payable pursuant to Section 2.a hereof.

          w. Absence of Certain Changes or Events. Since July 31, 2007, there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of the Seller other than changes in the ordinary course of its business, none of which has (either when taken by itself or when taken in conjunction with all other such changes) been materially adverse.

          x. Adverse Business Developments. Neither the Seller nor any stockholder, director, officer or employee of Seller has received, either orally or in writing, any notice of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payer reimbursement method, practice or allowance as to any business activity engaged by Seller, nor has the Seller or any stockholder, director, officer or employee of Seller received nor been threatened with any claim for refund in excess of $500 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Adverse Business Developments attached hereto as EXHIBIT 7-X.

          y. Accounts Receivable. Seller has followed in all respects and aspects at all times through the Effective Date, and commits to follow in all respects and aspects at all times on and after the Effective Date, all Medicare guidelines and procedures relating to the Seller's accounts receivable, and Seller agrees to use consistent guidelines, collection approaches and collection procedures, which are no more aggressive than Seller has used in the past, relating to the collection of such accounts receivable. Notwithstanding anything contained in this Agreement to the contrary, any Medicare refunds or recoupments on accounts receivable generated or created prior to the Effective Date shall be the responsibility of Seller and its ultimate parent corporation, Arcadia Resources, Inc., and their successors and assigns.

          z. Disclosure. No representation or warranty by Seller in this Agreement or in any Exhibit hereto contains or will contain as to the applicable representation and warranty any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained, in light of the circumstances in which it was made, not misleading.

     8. Representations and Warranties by the Buyer. The Buyer represents and warrants to the Seller that each of the following representations and warranties is true and correct as of the Effective Date and again as of the Closing Date:

          a. Organization of the Buyer. Buyer is a duly organized, validly existing corporation in good standing under the laws of the State of Colorado and has full power and authority to consummate the transactions contemplated by this Agreement. Buyer has all requisite corporate right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

          b. Authorization; Consents; Valid and Binding Obligation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Buyer have been duly and validly authorized and approved by all necessary corporate action on behalf of the Buyer. No approvals, authorizations or consents are necessary to permit the Buyer to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          c. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) to the knowledge of the Buyer, violate any constitution, statute, regulation or rule, (B) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or, any provision of the Buyer's charter or bylaws, or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          d. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between Buyer and Seller without the intervention or assistance of any party), except for Steven Richards & Associates, Inc. No party to this Agreement, nor any third party, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby, except for commissions due Steven Richards & Associates, Inc., which commissions shall be paid for by Seller and not by Buyer.

          e. Disclosure. No representation or warranty by the Buyer in this Agreement contains or will contain as to the applicable representation and warranty any untrue statement of a material fact or omits or will omit to state any material fact required to make the statements herein contained, in light of the circumstances in which it was made, not misleading.

     9. Conditions Precedent to Closing by Buyer. The obligation of the Buyer to consummate this Agreement on the Closing Date is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions:

          a. Compliance with Agreement. All of the terms and conditions of this Agreement to be complied with and performed by the Seller on or before the Closing Date, shall have been complied with and performed; and

          b. Representations and Warranties. The representations and warranties of the Seller in Section 7 shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Seller; and

          c. Non-Competition and Non-Solicitation Agreements. Arcadia Products, Inc., a Delaware corporation, Arcadia Resources, Inc., a Nevada corporation, Beacon Respiratory Services of Georgia, Inc., a Delaware corporation, Beacon Respiratory Services of Alabama, Inc., a Delaware corporation, and SSAC, LLC d/b/a Arcadia RX, a Florida limited liability company with pharmacy business operations in the State of Kentucky shall each have entered into a non-competition and non-solicitation agreement substantially in the applicable forms attached hereto as EXHIBIT 9-C, and Seller shall have delivered executed originals of such agreements to Buyer on or before the Closing Date. Also, in the event any employee of the

Seller shall have entered into any non-compete, non-solicitation and/or non-disclosure agreements with Seller, Seller shall assign to Buyer, and hereby does assign to Buyer, all of Seller's rights under such agreements; and

          d. Lease Assignment. Seller shall have entered into the Assignment of Lease described in Section 2(c) hereof, and the Denver Landlord shall have executed a Landlord's Consent in form and substance acceptable to Buyer; and

          e. Guaranty Agreements. Arcadia Products, Inc. and Arcadia Resources, Inc. shall each have executed a Guaranty Agreement substantially in the applicable forms attached hereto as EXHIBIT 9-E, and Seller shall have delivered executed originals of such agreements to Buyer on or before the Closing Date; and

          f. Third Party Consents and Approvals. The Seller shall have obtained all third party consents and approvals required to transfer the Assets.

     10. Survival of Representations and Warranties. The representations and warranties of Seller and Buyer contained and made pursuant to this Agreement shall survive the execution of this Agreement for a period of eighteen (18) months from the Closing Date, except that the Seller's representations, warranties and covenants set forth in Section 7.y hereof shall survive for an indefinite period.

     11. Covenants Not to Compete of the Seller. The Seller agrees that it will not:

          a. Confidentiality. Directly or indirectly disclose to any person or entity for any reason or purpose, any confidential or proprietary information pertaining to the Seller, including, without limitation, patient lists, pricing information, procedure manuals, employee records, patient records, sales and marketing techniques, computer programs, the identity of specialized consultants, and management strategies. This confidential or proprietary information was developed by the Seller at considerable expense and is being purchased by Buyer pursuant to this Agreement. It is, therefore, a unique and valuable asset of Buyer, and the remaining confidentiality of such information is of extreme importance to Buyer.

          b. Non-Competition. For a period of sixty (60) months from the Effective Date, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, any durable medical equipment business, respiratory therapy business or any other business operated by the Seller prior to the Effective Date, within the State of Colorado (collectively, the "Restricted Area")

          c. Non-Solicitation. For a period of twenty-four (24) months from the Effective Date, directly or indirectly solicit, seek or accept business from, or interfere with or endeavor to entice away from Buyer or any of Buyer's affiliated entities, whether on Seller's behalf or on behalf of any other person or entity: (i) any former employee of the Seller located in the State of Colorado who was hired by Buyer or any of Buyer's affiliated entities, or (ii) any patient listed on the Patients' List of the Business or other patient located in the State of Colorado who are subsequently acquired through the operation of the Business by Buyer or any of Buyer's affiliated entities. By way of illustration and not limitation, any direct or indirect contact by Seller or on Seller's behalf or on behalf of any other person or entity of any patient listed on the Patients' List of the Business through any method of communication (including e-mail solicitations) shall be a violation of this subsection.

          d. Non-Disparagement. Criticize or make any disparaging remarks about the Buyer, or any of its directors, officers, shareholders, advisors or other employees. Neither will the Buyer criticize or make any disparaging remarks about the Seller, or any of its directors, officers, shareholders, advisors or other employees.

The Seller acknowledges that a breach of Sections 11.a through 11.c hereof will give rise to irreparable and continuing injury to Buyer, and further agrees that the remedy at law for any breach by the Seller of the foregoing will be inadequate and that Buyer shall be entitled to injunctive relief and reimbursement from the Seller for all costs and expenses, including reasonable attorneys' fees and court costs, incurred by Buyer in connection with the enforcement of this Covenant Not to Compete. If any provisions of this section shall be held invalid, the Seller agrees that such provisions shall be severed and the balance thereof shall remain valid and enforceable. In the event that a court of competent jurisdiction determines that the scope of business restricted or the time or geographic limitations imposed are too broad to be capable of enforcement, the Seller agrees that such court may ignore such provisions and instead enforce the provisions as to such scope, time and geographical area as the court deems proper. This Covenant Not to Compete shall be governed by the laws of the State of Florida and any action involving this Covenant Not to Compete shall be brought in the court of appropriate jurisdiction in Orange County, Florida.

     12. Indemnification; Remedies.

          a. Indemnification by Seller. The Seller shall and hereby agrees to indemnify, defend and hold harmless at all times, the Buyer and its respective directors, officers, employees, agents and assigns, as to and against any Damages (as hereinafter defined) resulting from: (i) any inaccurate representation made by Seller in or under this Agreement; (ii) breach of any representations or warranties made by Seller in or under this Agreement; (iii) breach or default in the performance by Seller of any of the covenants to be performed by Seller hereunder; and (iv) any claim, debt, liability or obligation of the Seller of any kind (whether known or unknown, accrued, absolute, contingent or otherwise) which becomes known, is uncovered or arises on or after the Closing Date but which pertains to any actions, omissions, debts, liabilities or obligations related to or arising from the operation of the Business before the Closing Date.

          b. Indemnification by the Buyer. The Buyer shall and hereby agrees to indemnify, defend and hold harmless at all times Seller and its respective directors, officers, employees, agents and assigns, as to and against any Damages resulting from: (i) any inaccurate representation made by the Buyer in or under this Agreement; (ii) breach of any warranties made by the Buyer in or under this Agreement; (iii) breach or default in the performance by the Buyer of any of the covenants to be performed by the Buyer hereunder;; and (iv) the non-payment of any liabilities which arise from the operation of the Business after the Closing Date.

          c. Damages. The term "Damages" as used herein, shall include any demands, claims, actions, deficiencies, losses, delinquencies, defaults, assessments, fees, costs, taxes, expenses, debts, liabilities, obligations, penalties and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof.

          d. Remedies. In the event any party (the "Indemnified Party") provides written notice to the other party (the "Indemnifying Party") of the Indemnified Party's desire to assert a claim of indemnification under this Section 12, the parties hereto shall, during the ten (10) day period immediately following the receipt of such written notice by the Indemnifying Party, seek to resolve such claim of indemnification. In the event the parties cannot resolve such claim of indemnification within such ten (10) day period, the dispute over the validity of such claim (the "Dispute") shall be settled by arbitration, with the non-prevailing party bearing all of the prevailing party's costs of arbitration. In the event an arbitration is required pursuant to this subparagraph, the parties hereto will each select an arbitrator within the next ten (10) day period; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will resolve the Dispute, and such resolution shall bind the parties hereto. If either party hereto delays in appointing an arbitrator when required, and twenty (20) days or more has elapsed, the arbitrator appointed by the other party shall arbitrate the dispute.

     13. Use of Corporate Name. The Seller hereby transfers all of the Seller's right, title and interest in and to the corporate name "Beacon Respiratory Services of Colorado, Inc." and, upon the written request of Buyer, the Seller shall execute and deliver to Buyer, within fifteen (15) days after such written request, any and all documents reasonably necessary to change its corporate name to another corporate name which will not be confused with its existing corporate name; provided, however, during a one (1) year period commencing on the Closing Date, the Buyer consents to Seller continuing to use the corporate name "Beacon Respiratory Services of Colorado, Inc." for the sole purpose of collecting its accounts receivable, however, if Buyer discovers that Seller is using such corporate name for any purpose other than collecting its accounts receivable, Buyer may revoke such consent immediately upon delivery of written notice to Seller. Notwithstanding anything herein to the contrary, Buyer shall have the right to use any fictitious names permitted by the State of Colorado, including but not limited to fictitious names which contain one or more of the following words in it: "Beacon", "Respiratory" or "Services", and regardless of whether the fictitious names used by Buyer are substantially similar to such corporate name, and Seller waives all rights to object to any such fictitious names used by Buyer.

     14. Prepaid Items; Deposits; Etc. All prepaid insurance premiums, rent and utility deposits and similar items paid by or owing to the Seller by any person, shall be considered to be part of the Assets being purchased by Buyer and shall, upon the consummation of the transactions contemplated by this Agreement, be considered the property of Buyer.

     15. Expenses. Except as otherwise stated herein, each of the parties shall bear all expenses incurred by it in connection with this Agreement and in consummation of the transactions contemplated hereby or in preparation thereof.

     16. Amendment and Waiver. This Agreement may be amended or modified at any time and in all respects, or any provisions may be waived, by an instrument in writing executed by Buyer and Seller, or either of them in the case of a waiver.

     17. Assignment; No Third-Party Beneficiaries. Neither this Agreement nor any right created hereby shall be assignable by the Seller or the Buyer without the prior written consent of the other, except for an assignment by the Buyer incident to a merger, consolidation or reorganization. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

     18. Notices. All notices, payments, demands and requests from one party to the another, made pursuant to this Agreement or the transactions contemplated hereunder, shall be in written form and shall be deemed duly given if personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by Federal Express or other recognized next-day business couriers, or by fax and followed by hard copy, at the following addresses:

          As to Seller:      Beacon Respiratory Services of Colorado, Inc.
                             c/o Arcadia Resources, Inc.
                             26777 Central Park Blvd.
                             Southfield, MI 48706
                             Attn: Marvin R. Richardson
                             Fax No.: 317-773-1218

          With copy to:      Gene H. Hennig, Esq.
                             Gray Plant Mooty
                             500 IDS Center
                             80 South Eighth Street
                             Minneapolis, Minnesota 55402
                             Fax No.: 612-632-4202

          As to the Buyer:   Allcare, Inc.
                             c/o Aerocare Holdings, Inc.
                             3325 Bartlett Blvd.
                             Orlando, Florida 32811
                             Attn: Stephen P. Griggs
                             Fax No.: 407-206-0010

          With a copy to:    Thomas A. Simser, Jr., Esq.
                             Thomas A. Simser, Jr., P.L.
                             P.O. Box 1360
                             Hernando, Florida 34442-1360
                             Fax No.: 407-386-6552

     Notice shall be effective (i) if by registered or certified mail, or overnight next-day business couriers, three (3) days after deposit in the U.S. mail or with such courier, (ii) if by fax, upon confirmation of successful transmission of such notice, and (iii) if by personal delivery, upon such delivery. In the event that any of the named parties desire to receive notice at another address, it shall be their responsibility to notify all of the other parties, in writing, of the new address.

     19. Choice of Law and Venue. It is the intention of the parties that the laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice or conflict of law provision or rule. Any action involving or relating to this Agreement shall be brought in any Federal or state court sitting in Orange County, Florida.

     20. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

     22. Gender. All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     23. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by Seller and Buyer and their respective successors and assigns.

     24. Integrated Agreement; Exhibits. This Agreement constitutes the entire agreement between the parties hereto, supercedes any prior understandings, agreements or representations of the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties, written or oral, other than those set forth herein or herein provided for. All of the Exhibits referenced in this Agreement are incorporated into this Agreement by such reference thereto and made a part hereof.

     25. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

     26. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     27. Limitation of Seller's Liability. The parties hereto acknowledge and agree that notwithstanding anything contained within this Agreement to the contrary, in no event shall the aggregate liability of the Seller for any and all losses, Damages (as defined in this Agreement or otherwise), claims or other amounts that Buyer may incur or suffer, which arises, results from, or relates to this Agreement or any schedule, exhibit, document, agreement or instrument furnished or to be furnished by the Seller in connection with this Agreement or any of the transactions contemplated by this Agreement, whether based in contract, tort or otherwise, exceed, in the aggregate, One Million Two Hundred Thousand Dollars ($1,200,000); provided that the preceding shall not apply to any such losses, Damages, claims or other amounts arising or resulting from fraud or intentional misrepresentation of the Seller.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.

                                        SELLER

Signed, sealed and delivered            BEACON RESPIRATORY SERVICES OF
in the presence of:                     COLORADO, INC., a Delaware corporation


                                        By: /s/ Marvin R. Richardson
-------------------------------------       ------------------------------------
                                            Marvin R. Richardson, President

-------------------------------------


                                        BUYER

                                        ALLCARE, INC.,
                                        a Colorado corporation


                                        By: /s/ Stephen P. Griggs
-------------------------------------       ------------------------------------
                                            Stephen P. Griggs, President

-------------------------------------

                                INDEX TO EXHIBITS

                  BEACON RESPIRATORY SERVICES OF COLORADO, INC.

EXHIBIT   DESCRIPTION
-------   -----------
1-A       Schedule of Inventory and Fixed Assets

1-B       Schedule of Motor Vehicles

1-C1      Schedule of Intangible Assets and Telephone Numbers

1-C2      Patients' List of the Business

1-C3      Schedule of Excluded Assets

2-A1      Schedule of Assumed Leases and Other Obligations

2-A2      Allocation Schedule [TO BE PREPARED AND DELIVERED POST- CLOSING]

2-B       Schedule of Wire Instructions

2-C       Business Lease, including all amendments thereto (Denver Site)

7-C       Schedule of Related Party Obligations and Certain Distributions

7-D       Financial Statements

7-E       Schedule of Liabilities

7-G       Schedule of Exempted Transactions

7-H       Tax Returns

7-I       Schedule of Litigation and Other Legal Proceedings

7-M       Schedule of Contracts

7-N       Schedule of Leases and Insurance Policies

7-S1      Schedule of Personnel, Payrates and Employment and Non-Compete
          Agreements

7-S2      Schedule of Certain Retirement and Other Benefits

EXHIBIT   DESCRIPTION
-------   -----------
7-X       Schedule of Adverse Business Developments

9-C       Forms of Non-Competition and Non-Solicitation Agreements of Arcadia
          Products, Inc., Acadia Resources, Inc., Beacon Respiratory Services of
          Georgia, Inc., Beacon Respiratory Services of Alabama, Inc., and SSAC,
          LLC d/b/a Arcadia RX

9-E       Forms of Guaranty Agreements of Arcadia Products, Inc. and Arcadia
          Resources, Inc.